FUND ACCOUNTING SERVICING AGREEMENT

This contract between The Lou Holland Trust, a Delaware business trust organized as a series company currently consisting of one series, the Growth Fund, hereinafter called the "Trust," and Firstar Trust Company, a Wisconsin corporation, hereinafter called "FTC," is entered into on this 1ST day of APRIL , 1996.

     WHEREAS, The Lou Holland Trust, is an open-ended management investment company registered under the Investment Company Act of 1940; and

     WHEREAS, Firstar Trust Company ("FTC") is in the business of providing, among other things, mutual fund accounting services to investment companies;

     NOW, THEREFORE, the parties do mutually promise and agree as follows:

     1. SERVICES. FTC agrees to provide the following mutual fund accounting services to the Trust all in compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act") and rules thereunder:

            A. Portfolio Accounting Services:

                     (1) Maintain portfolio records on a trade date + basis
            using security trade information communicated from the investment manager on a timely basis.

                     (2) For each valuation date, obtain prices from pricing
            sources approved by the Board of Trustees and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, the method for determining the fair value for such securities.

                     (3) Identify interest and dividend accrual balance as of
            each valuation date and calculate gross earnings on investments for the accounting period.

                     (4) Determine gain/loss on security sales and identif
            them as to short-short, short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

            B.       Expense Accrual and Payment Services:

                     (1) For each valuation date, calculate the expense accrual amounts as directed by the Trust as to methodology, rate or dollar amount. (See Exhibit A)


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                     (2) Record payments for Trust expenses upon receipt of
            written authorization from the Trust.

                     (3) Account for trust expenditures and maintain expense
            accrual balances at the level of accounting detail, as agreed upon by FTC and the Trust.(See Exhibit A)

                     (4) Provide expense accrual and payment reporting.

            C.       Trust Valuation and Financial Reporting Services:

                     (1) Account for trust share purchases, sales, exchanges,
            transfers, dividend reinvestments, and other trust share activity as reported by the transfer agent on a timely basis.

                     (2) Apply equalization accounting as directed by the
            Trust.(See Exhibit A)

                     (3) Determine net investment income (earnings) for the
            Trust as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

                     (4) Maintain a general ledger for the Trust.

                     (5) For each day the Trust is open as defined in the
            prospectus, determine the net asset value of the according to the accounting policies and procedures set forth in the prospectus.

                     (6) Calculate per share net asset value, per share net
            earnings, and other per share amounts reflective of trust operation at such time as required by the nature and characteristics of t Trust.

                     (7) Communicate, by 5:00 p.m. CST, the net asset value
            for each valuation date to parties as agreed upon from time to time.

                     (8) Prepare monthly reports which document the adequacy of accounting detail to support month-end ledger balances.

            D.       Tax Accounting Services:

                     (1) Maintain accounting records for the investment
            portfolio of the Trust to support the tax reporting required for IRS-defined regulated investment companies.

                     (2) Maintain tax lot detail for the investment portfolio.

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                     (3) Calculate taxable gain/loss on security sales using
            the tax lot relief method designated by the Trust.

                     (4) Provide the necessary financial information to support the taxable components of income and capital gain distributions to the transfer agent to support tax reporting to the shareholders.

            E.       Compliance Control Services:

                     (1) Support reporting to regulatory bodies and support
            financial statement preparation by making the trust accounting records available to The Lou Holland Trust, the Securities and Exchange Commission, and the outside auditors.

                     (2) Maintain accounting records according to the
            Investment Company Act of 1940 and regulations provided thereunder.

         2. PRICING OF SECURITIES. For each valuation date, obtain prices from pricing sources selected by FTC but approved by the Trust's Board and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Trust's Board shall approve, in good faith, the method for determining the fair value for such securities.

            If the Trust desires to provide a price which varies from the pricing source, the Trust shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new prices is effective.

         3. CHANGES IN ACCOUNTING PROCEDURES. Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FTC.

         4. CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC. FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Trust under this Agreement.

         5. COMPENSATION. FTC shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. Notwithstanding the foregoing, if the Trust terminates this Agreement prior to the second anniversary of this Agreement, the Trust agrees to reimburse FTC for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

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         6.       PERFORMANCE OF SERVICE: INDEMNIFICATION.

                  A. FTC shall exercise reasonable care in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Trust.

                  In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

                  Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

                  B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold FTC harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify FTC and thereupon the Trust shall take over complete defense of the claim, and FTC

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         shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify FTC except with the Trust's prior written consent.

                  C. FTC shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct

                  D. These indemnification provisions shall survive the termination of this Agreement.

         7. RECORDS. FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Trust on and in accordance with its request.

         8. CONFIDENTIALITY. FTC shall handle in confidence all information relating to the Trust's business, which is received by FTC during the course of rendering any service hereunder.

         9. DATA NECESSARY TO PERFORM SERVICES. The Trust or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

         10. NOTIFICATION OF ERROR. The Trust will notify FTC of any balancing or control error caused by FTC within three (3) business days after receipt of daily share balance and transaction journals rendered by FTC to the Trust, or within three (3) business days after discovery of any error or omission not covered in the balancing of daily cash and shares or control procedure, or within three (3) business days of receiving notice from any shareholder

         11. ADDITIONAL SERIES. In the event that The Lou Holland Trust establishes one or more series of shares with respect to which it desires to have FTC render accounting services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to

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provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The portfolios currently covered by this Agreement are: the Growth Fund

         12. TERM OF AGREEMENT. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

         13. DUTIES IN THE EVENT OF TERMINATION. In the event that in connection with termination a Successor to any of FTC's duties or responsibilities hereunder is designated by The Lou Holland Trust by written notice to FTC, FTC will promptly, upon such termination and at the expense of The Lou Holland Trust, transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to The Lou Holland Trust (if such form differs from the form in which FTC has maintained the same, The Lou Holland Trust shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.

         14. NOTICES. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to ________________, and notice to Trust shall be sent to ___________________________.

         15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         16. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the due execution hereof on the date first above written.

ATTEST:                                              Firstar Trust Company

 /S/ ANDREA MCVOY                                    By:  /S/ ROBERT J. KERN

ATTEST:                                              The Lou Holland Trust

 /S/ MONICA L. WALKER                                By:  /S/  LOUIS A. HOLLAND

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                             FIRSTAR TRUST COMPANY

                            MUTUAL FUND ACCOUNTING

                            NEW FUND QUESTIONNAIRE

Fund Name:         THE LOU HOLLAND GROWTH FUND

Ticker Symbol:     N/A

Contact Person: MONICA WALKER AT HOLLAND / MARY VANDERLOOP AT FIRSTAR TRUST CO.
Telephone Number:   (312) 553-1028        /  (414) 287-3867
Address:35 W. WACKER DRIVE STE 3260, CHICAGO, IL 60601/FUND ADMINISTRATION LC-2

Fiscal Year-End: 12/31
Tax Method: Tax Lot Relief
If no specific
identification,

default to:

         Fifo                                              Low Cost
         High Cost             X                           Minimum Gain
         Maximum Gain                                      Last In, First Out

Income Dividend Distribution Frequency:    ANNUALLY
Equalization Account: Yes                  No           X

Pricing:

         Stocks (Close not available):     Bid          X             Mean
                                                   ---------
         Bonds:                            Bid          X             Mean
                                                   ---------
         60-Day Rule:                      LT                         ST   X
                                                   ---------             -----
Amortization/Accretion

         Book Same as Tax:                 Yes                   X      No
                                                             ---------
         Amortize Morgage-Backed:          Yes                   X      No
                                                             ---------
         Begin on:                         Trade Plus One        X      Settle
                                                             ---------
         Long Term
              Premium (Check one):    Straight Line to Call
                                      Straight Line to Maturity
                                      Yield to Call               X
                                      Yield to Maturity

O.I.D.        Discount (Check one):   Straight Line to Maturity
                                      Yield to Maturity           X

         Short Term

              Premium (Check one):    Straight Line to Call
                                      Straight Line to Maturity
                                      Yield to Call                X
                                      Yield to Maturity


              Discount (Check one):   Straight Line to Maturity    X Accretion
                                                                     of market
                                                                     discount @
                                                                    disposition
Weekend Accrual Performed On:

         Monday
         Friday    X

Interest Income Accrual:

30/360 Spread    Yes           No   X
97502


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